UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 16, 2021

Date of Report (Date of earliest event reported)

BurgerFi International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38417	82-2418815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 US Highway 1, North Palm Beach, FL	33408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 844-5528

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

As used in this Current Report on Form 8-K, unless the context requires otherwise, the terms “the Company,” “BurgerFi,” “we,” “us” and “our” refer to BurgerFi International, Inc. and its subsidiaries.

Item 8.01	Other Information.

On August 12, 2021, the Division of Corporate Finance of the Securities and Exchange Commission (“SEC”) issued a “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (SPACS). As a result of this Staff Statement, BurgerFi, which prior to its December 2020 business combination was a SPAC, will need additional time to ensure certain aspects of its 2020 audited financial statements to be included in BurgerFi’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Form 10-K”) and financial statements included in previous reports filed with the SEC are classified correctly according to the newly issued guidelines. As a result, the filing of the 2020 Form 10-K has been delayed. BurgerFi will provide an updated estimated filing date for filing the 2020 Form 10-K with the SEC when available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2021

BURGERFI INTERNATIONAL, INC.

By:	/s/ Julio Ramirez
Julio Ramirez, Chief Executive Officer